Equipments Sales Contract

Seller: China Great Wall Industry Co. Ltd.

(中国长城工业集团有限公司)

Buyer: CER Energy Recovery (Shanghai) Co. Ltd.

(中江能源回收（上海）有限公司)

Contract Number: 12GWITC-XS001

Signed Date: 2012-8-9

Signed place: Beijing

This contract is entered into by the below parties on August 09, 2012.

Seller: China Great Wall Industry Co. Ltd.

Address: No. 88 Nancaiyuan Street Xicheng district, Beijing

Buyer: CER Energy Recovery (Shanghai) Co. Ltd.

Address: Building#26, No. 1388 Zhangdong Road, Zhangjiang Hi-tech Park, Shanghai,China

Pursuant to “Contract Law of The People’s Republic of China” and related regulations, upon fully and friendly negotiated based on equality and free will between the two parties, both parties hereto agree as follows:

1.	Definition :

“Contract” means this HRS Equipment Purchase Contract signed between the Buyer and the Seller, including all appendices.

“Total Price” means the sum price payable from the Buyer to the Seller under the Contract for the performance of its contractual obligations as given in Article 4.

“Product” and “Products” mean Seller’s proprietary HRS equipment, machinery, instruments, spare parts, tools, and other materials as described in contract which Buyer shall purchase from Seller under the terms and conditions of this Contract.

“Technical Documents” means all the technical drawings and documents issued by Seller in accordance.

“Effective Date of Contract” means the signature date of the Contract as set forth hereunder.

2.	Product name, quantity and specification

Item	Product Name	Quantity	Unit Price	Price(RMB)
1	HRS boiler with steam drum	2	3,325,366.01	6,650,732.02
2	HRS boiler auxiliaries	2	874,054.08	1,748,108.16
3	HRS mist eliminators	2	2,534,577.76	5,069,155.52
4	HRS 1-stage distributor	2	2,826,438.22	5,652,876.44
5	HRS heater	2	1,998,695.60	3,997,391.20
6	HRS dilutor	2	2,821,650.36	5,643,300.72
7	HRS process analyzers	2	526,665.51	1,053,331.02
8	Lubrite Slide Plates	2	48,497.11	96,994.22
9	Steam Injection Chamber	2	351,110.34	702,220.68
10	Steam Injection Chamber	2	1,212,427.89	2,424,855.78

3.	Contract Price

The Total Price of the Contract shall be RMB 33,038,965.76 (SAY RMB thirty three million thirty eight thousand nine hundred and sixty five point seven six).

The itemized unit price of this contract shall specify in this contract.

4.	Payment Terms and Payment Schedule

4.1	The Buyer shall make the payment by T/T in the amount of RMB 10.18 million to the Seller before December 25, 2012.

The Seller shall issue the corresponding amount of invoice of value added tax to the Buyer within 25 calendar days from the signature date of this contract.

4.2	The Buyer shall make the payment by T/T in the amount of RMB 20.36 million to the Seller before March 10, 2013.

The Seller shall issue the corresponding amount of invoice of value added tax to the Buyer within 55 calendar days from the signature date of this contract.

4.3	The Buyer shall make the inspection and acceptance during delivery. The Seller or designated personnel shall complete the installation and test, as well as signature to confirm by both parties. The Buyer shall make the final payment within 28 calendar days from the progress payment (RMB 20.36 million) date. The Buyer shall make the final payment in the amount of RMB 2,498,965.76 to the Seller. And the Seller shall issue the corresponding amount of invoice of value added tax to the Buyer simultaneously.

4.4	All funds paid by Buyer to Seller shall be reached to the Seller’s bank account via bank. Seller’s bank details are as follows:

Company name: China Great Wall Industry Co. Ltd.

Account Bank: China’s Bank of Communication, haidian Branch

Account Number: 110060576012013001156

5.	Shipment and Delivery

5.1	Deliver the equipments via land carriage under this contract.
5.2	The Seller shall deliver the equipments to designated place within 60 calendar days from the signature date of this contract.
5.3	The Seller shall be responsible for the installation and test. The security management and responsibilities of security incidents shall be assumed by the Seller during test.

6.	Quality Warranty

Subject to the Limitations of Article 9 and except as otherwise provided herein, Seller warrants title to the Products sold hereunder:

(1)	In respect to the products, the Seller warrants, which are not subject to any encumbrance, and that they shall conform to Seller's specifications there for, and do not infringe upon the third party's intellectual property.

(2)	Seller further warrants that the Products will be free from defects due to materials or workmanship until the expiration of the earlier of twelve (12) months from the date that acid is first introduced into the HRS Plant. If, within thirty (30) days after Buyer's discovery of any such defects, and, in any event, prior to the expiration of the Warranty Period, Buyer shall notify Seller thereof in writing, Seller shall, at its option promptly repair or replace, that portion of the Products found by Seller to be defective.
(3)	During the Warranty Period, the equipment and/or materials to be supplied under Seller's warranty obligations, which is for repairing and/or replacing any defective items of the Products attributable to Seller’s faults, the Seller shall assume the expense of providing the equipment and/or materials during the range of warranty.

7.	Inspection

7.1 Before delivery, the Seller shall inspect the goods, issuing the inspection report and signing on it.

7.2 When delivery, the Buyer or Principal shall inspect the goods according to delivery list provided by the Seller.

 7.3 When open-package inspecting, both parties shall confirm by signatures in respect to products’ quantity, model and external packing, if any dissent, both parties shall sign to confirm on the spot.

 7.4 After the Seller completing the installation and test in accordance with the Buyer and this contract, both parties shall sign to confirm for the result of installation and test, if any dissent, both parties shall sign to confirm on the spot.

8.	Settlement Ways of Quality Assurance

If Buyer finds defective items as specified in article 6, the Seller shall assume the corresponding responsibility.

The Seller has rights to address the quality assurance compensation event by the ways of following:

(1)	Devalue the Products according to the degree of inferiority, extent of damage and amount of losses suffered by the Buyer.
(2)	Repair or replace if needed, the defective Products partly or wholly with new parts, components or equipment which conforms to the specifications and quality as stipulated in this Contract. Buyer shall be responsible for the removal / installation costs.

9.	Default Responsibilities

9.1	If fails to make the payment before the maturity date as stipulated in this contract, the Buyer will assume the default responsibilities. In addition, the Seller still can charge an interest fee to Buyer, carrying a daily interest rate of 0.01% from the due date to actual payment date upon unpaid amount, but shall in no event exceed 5% of unpaid amount.

9.2	If fails to deliver the goods before the maturity date as stipulated in this contract, the Seller shall assume the corresponding default responsibilities. In addition, the Buyer still can charge an interest fee to Seller, carrying a daily interest rate of 0.01% from the stipulated delivery date to actual delivery date, but shall in no event exceed 5% of the amount of undelivered equipment.

10.	Limitation of Liabilities

Seller’s aggregate total liability for any and all losses and damages arising out of any cause whatsoever shall in no event exceed the total contract price as listed in article 3.

11.	Warranty Liabilities

If the Buyer cannot make the payment on time, the Buyer’s shareholder, China Energy Recovery, will assume the joint guarantee liabilities for this contract.

12.	Force Majeure

Where circumstances, which are beyond either Party’s reasonable control, cause delay in or failure of a Party’s performance of its obligations pursuant to this Contract, such Party shall not be considered in breach of this Contract or be liable to the other Party, and the term of implementation of such Party’s respective obligation may be extended accordingly. The aforementioned circumstances include, but shall not be limited to such cases which will affect the contract execution as natural disaster, war, unrest, fire, explosion, flood, strikes, port congestion, epidemic, enactment of new laws and acts of the government. When one party fails to perform or incompletely perform the obligations under this contract due to force majeure, shall inform the counter party of this contract within 15 calendar days from the date of force majeure occurred, and provided the corresponding evidence within 60 days. If one party fails to perform the obligations arising from force majeure, the involved party will be partly or fully exempted from liabilities, except as otherwise provided by law.

13.	Disputes resolution

All disputes arising from the execution, performance or termination of or in connection with this Contract shall be settled amicably through friendly negotiation. In case no settlement can be reached through negotiation, the case shall then be finally resolved by submitting to China International Trading Arbitration Commission. The arbitration shall take place in Beijing and be conducted in Chinese language according to its procedures and rules of China International Trading Arbitration Commission and the law of the arbitration shall be the laws of China.

14.	Others

The Contract is executed with four originals, two of which is held by Buyer and Seller, respectively. This Contract is effective from the date on which the sign and stamp.

( Signature page, no text )

Buyer : CER Energy Recovery (Shanghai) Co., Ltd  ( Stamp )

The legal representative (authorized representative)

Guarantee: China Energy Recovery, Inc.

The legal representative (authorized representative)

Seller: China Great Wall Industry Co. Ltd. ( Stamp )

The legal representative (authorized representative)